Exhibit 99.1

RealPage Reports Q1 2014 Financial Results

  2014 Q1 Non-GAAP revenue increases 15% to $101.9 million
  2014 Q1 Non-GAAP on demand revenue increases 15% to $98.3 million
  2014 Q1 adjusted EBITDA increases 19% to $24.5 million
  2014 Q1 Non-GAAP earnings per share increases 23% to $0.16 per diluted share
  2014 Q1 cash flow from operations increases 37% to $23.6 million

CARROLLTON, Texas--(BUSINESS WIRE)--May 6, 2014--RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services to the rental housing industry, today announced financial results for its first quarter ended March 31, 2014.

“First quarter revenue, adjusted EBITDA and cash flow growth was solid compared to the prior year period,” said Steve Winn, Chairman and CEO of RealPage. “Revenue growth also exhibited improvement sequentially driven by strong on demand revenue growth. We continue to be focused on launching new products, investing in the sales force and improving the efficiency of our implementations group to accelerate revenue growth over the long-term.”

The company also announced that its board of directors approved a stock repurchase program authorizing the company to purchase up to $50 million of its common stock beginning May 8, 2014 and continuing for a period of up to one year. “The Board’s authorization of a stock repurchase program reflects our confidence in the long-term outlook of the company,” said Mr. Winn.

First Quarter 2014 Financial Highlights

  Non-GAAP total revenue was $101.9 million, an increase of 15% year-over-year, while GAAP total revenue was $100.6 million, an increase of 13% year-over-year;
  Non-GAAP on demand revenue was $98.3 million, an increase of 15% year-over-year, while GAAP on demand revenue was $97.0 million, an increase of 14% year-over-year;
  Adjusted EBITDA was $24.5 million, an increase of 19% year-over-year;
  Non-GAAP net income was $12.1 million, or $0.16 per diluted share, a year-over-year increase of 21% and 23%, respectively; and
  GAAP net loss was $0.8 million, or $0.01 per diluted share, compared to GAAP net income of $1.0 million, or $0.01 per diluted share, in the prior year quarter.

Financial Outlook

RealPage management expects to achieve the following results during its second quarter ended June 30, 2014:

  Non-GAAP total revenue is expected to be in the range of $106.0 million to $108.0 million;
  Adjusted EBITDA is expected to be in the range of $25.0 million to $25.5 million;
  Non-GAAP net income is expected to be in the range of $12.1 million to $12.4 million, or $0.16 per diluted share;
  Non-GAAP tax rate of approximately 40.0%; and
  Weighted average shares outstanding of approximately 77.9 million.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2014:

  Non-GAAP total revenue is expected to be in the range of $440.0 million to $450.0 million;
  Adjusted EBITDA is expected to be in the range of $105.0 million to $110.0 million;
  Non-GAAP net income is expected to be in the range of $51.1 million to $54.1 million, or $0.65 to $0.69 per diluted share;
  Non-GAAP tax rate of approximately 40.0%; and
  Full year weighted average shares outstanding of approximately 78.1 million.

Please note that the above statements are forward looking and that Non-GAAP total revenue includes an adjustment for the effect of acquisition-related and other deferred revenue. In addition, the above statements also include the impact of acquisitions and exclude any costs resulting from the Yardi litigation (including related insurance litigation and settlement costs). Actual results may differ materially. Please reference the information under the caption “Non-GAAP Financial Measures” as well as reconciliation tables of GAAP financial measures to non-GAAP financial measures as set forth in this press release.

Conference Call and Webcast

The Company will host a conference call today at 5:00 p.m. EDT to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-743-9666 and internationally at 760-298-5103. A replay will be available at 855-859-2056 or 404-537-3406, passcode 40631844, until May 12, 2014.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage’s on-demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management solutions, including leasing, accounting, revenue management, marketing solutions, resident services, renter insurance, utility management, spend management and apartment market research. Founded in 1998 and headquartered in Carrollton, Texas, RealPage currently serves over 9,200 clients worldwide from offices in North America and Asia. For more information about the company, visit http://www.realpage.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s expected, possible or assumed future results of operations, growth, expenditures, tax rates, outstanding shares, and continued focus on launching new products, investing in the sales force and improving the efficiency of RealPage’s implementation group to accelerate revenue growth over the long-term. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in customer cancellations; (c) the inability to increase sales to existing customers and to attract new customers; (d) RealPage, Inc.’s failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by RealPage, Inc. or its competitors; (f) changes in RealPage, Inc.’s pricing policies or those of its competitors; (g) litigation; (h) inability to complete the integration of our LeaseStar products and deliver enhanced functionality on a timely basis and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 3, 2014. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from GAAP in that they include acquisition-related and other deferred revenue and exclude amortization of intangible assets, stock-based compensation expenses, any impact related to the Yardi litigation (including related insurance litigation and settlement costs), and acquisition related expenses (including any purchase accounting adjustments) and include income taxes at a sustainable effective rate, which excludes the reversal of valuation allowances due to expected or realization of deferred tax assets. Reconciliation tables comparing GAAP financial measures to non-GAAP financial measures are included at the end of this release.

We define Adjusted EBITDA as net (loss) income plus acquisition-related and other deferred revenue adjustment, depreciation and asset impairment, amortization of intangible assets, net interest expense, income tax expense (benefit), stock-based compensation expense, any impact related to Yardi litigation (including related insurance litigation and settlement costs), and acquisition-related expenses.

We believe that the use of Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

  Adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations and facilitates comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expenses and any impact related to the Yardi litigation (including related insurance litigation and settlement costs), from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and
  it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on Adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of liquidity or financial performance reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital. We compensate for the inherent limitations associated with using Adjusted EBITDA measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net (loss) income.

Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2014 and 2013
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenue:
On demand	$97,008	$85,322
On premise	865	950
Professional and other	2,690	2,709
Total revenue	100,563	88,981
Cost of revenue(1)	39,927	35,364
Gross profit	60,636	53,617
Operating expense:
Product development(1)	14,841	12,038
Sales and marketing(1)	25,991	22,902
General and administrative(1)	20,929	16,507
Total operating expense	61,761	51,447
Operating income (loss)	(1,125)	2,170
Interest expense and other income, net	(222)	(89)
Income before income taxes	(1,347)	2,081
Income tax expense	(511)	1,063
Net income (loss)	$(836)	$1,018

Net income (loss) per share
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01
Weighted average shares used in computing net income (loss) per share
Basic	76,722	74,011
Diluted	76,722	75,454

(1) Includes stock-based compensation	Three Months Ended
expense as follows:	March 31,
	2014	2013
Cost of revenue	1,007	$750
Product development	1,912	1,131
Sales and marketing	3,143	3,201
General and administrative	3,163	2,163
	$9,225	$7,245

Condensed Consolidated Balance Sheets
At March 31, 2014 and December 31, 2013
(unaudited, in thousands except share data)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$42,096	$34,502
Restricted cash	49,492	71,941
Accounts receivable, less allowance for doubtful accounts of $1,331 and $914 at March 31, 2014 and December 31, 2013, respectively	62,588	66,635
Deferred tax asset, net	5,278	3,284
Other current assets	8,038	7,453
Total current assets	167,492	183,815
Property, equipment and software, net	58,422	54,775
Goodwill	160,484	152,422
Identified intangible assets, net	108,698	108,815
Other assets	3,811	3,386
Total assets	$498,907	$503,213
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$16,224	$11,978
Accrued expenses and other current liabilities	26,635	23,122
Current portion of deferred revenue	63,398	66,085
Deferred tax liability, net	-	-
Customer deposits held in restricted accounts	49,460	71,910
Total current liabilities	155,717	173,095
Deferred revenue	6,392	5,671
Deferred tax liability, net	2,382	1,379
Revolving credit facility	-	-
Other long-term liabilities	12,255	8,564
Total liabilities	176,746	188,709
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized and zero shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	-	-
Common stock, $0.001 par value per share: 125,000,000 shares authorized, 81,380,416 and 80,511,791 shares issued and 78,918,363 and 78,433,626 shares outstanding at March 31, 2014 and December 31, 2013, respectively	81	81
Additional paid-in capital	401,354	390,854
Treasury stock, at cost: 2,462,053 and 2,078,165 shares at March 31, 2014 and
December 31, 2013, respectively	(13,176)	(11,183)
Accumulated deficit	(65,922)	(65,086)
Accumulated other comprehensive loss	(176)	(162)
Total stockholders' equity	322,161	314,504
Total liabilities and stockholders' equity	$498,907	$503,213

Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2014 and 2013
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(836)	$1,018
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,504	7,798
Deferred tax expense (benefit)	(991)	685
Stock-based compensation	9,225	7,245
Loss on disposal of assets	20	3
Acquisition-related contingent consideration	167	2,638
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:	6,537	(2,182)

Net cash provided by operating activities	23,626	17,205
Cash flows from investing activities:
Purchases of property, equipment and software, net	(7,262)	(7,724)
Acquisition of businesses, net of cash acquired	(7,179)	(10,050)
Intangible asset additions	-	(600)
Net cash used by investing activities	(14,441)	(18,374)
Cash flows from financing activities:
Payments on and proceeds from debt, net	(139)	(10,136)
Payments of deferred acquisition-related consideration	(720)	(307)
Issuance of common stock	1,275	1,524
Purchase of treasury stock	(1,993)	(933)
Net cash provided by (used in) financing activities	(1,577)	(9,852)
Net increase (decrease) in cash and cash equivalents	7,608	(11,021)
Effect of exchange rate on cash	(14)	(22)
Cash and cash equivalents:
Beginning of period	34,502	33,804
End of period	$42,096	$22,761

Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended March 31, 2014 and 2013
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013
Non-GAAP revenue:
Revenue (GAAP)	$100,563	$88,981
Acquisition-related and other deferred revenue	1,324	2
Non-GAAP revenue	$101,887	$88,983

	Three Months Ended
	March 31,
	2014	2013
Adjusted gross profit:
Gross profit (GAAP)	$60,636	$53,617
Acquisition-related and other deferred revenue	1,324	2
Depreciation	1,858	1,843
Amortization of intangible assets	2,423	1,967
Stock-based compensation expense	1,007	750
Adjusted gross profit	$67,248	$58,179

Adjusted gross profit margin	66.0%	65.4%

	Three Months Ended
	March 31,
	2014	2013
Adjusted EBITDA:
Net income (loss) (GAAP)	$(836)	$1,018
Acquisition-related and other deferred revenue	1,324	2
Depreciation, asset impairment and loss on disposal of asset	4,209	3,688
Amortization of intangible assets	5,315	4,113
Interest expense, net	224	357
Income tax expense (benefit)	(511)	1,063
Litigation-related expense	4,677	406
Stock-based compensation expense	9,225	7,245
Acquisition related expense	881	2,774
Stock registration costs	-	-
Adjusted EBITDA	$24,508	$20,666

Adjusted EBITDA margin	24.1%	23.2%

	Three Months Ended
	March 31,
	2014	2013
Non-GAAP total product development:
Product development (GAAP)	$14,841	$12,038
Less: Amortization of intangible assets	1	-
Stock-based compensation expense	1,912	1,131
Non-GAAP total product development:	$12,928	$10,907

Non-GAAP total product development as % of non-GAAP revenue:	12.7%	12.3%

Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended March 31, 2014 and 2013
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013
Non-GAAP total sales and marketing:
Sales and marketing (GAAP)	$25,991	$22,902
Less: Amortization of intangible assets	2,892	2,146
Stock-based compensation expense	3,143	3,201
Non-GAAP total sales and marketing:	$19,956	$17,555

Non-GAAP total sales and marketing as % of non-GAAP revenue:	19.6%	19.7%

	Three Months Ended
	March 31,
	2014	2013
Non-GAAP total general and administrative:
General and administrative (GAAP)	$20,929	$16,507
Less: Acquisition related expense	881	2,774
Stock-based compensation expense	3,163	2,163
Litigation related expense	4,677	406
Stock registration costs	-	-
Non-GAAP total general and administrative:	$12,208	$11,164

Non-GAAP total general and administrative as % of non-GAAP revenue:	12.0%	12.5%

	Three Months Ended
	March 31,
	2014	2013
Non-GAAP total operating expense:
Operating expense (GAAP)	$61,761	$51,447
Less: Amortization of intangible assets	2,892	2,146
Acquisition related expense	881	2,774
Stock-based compensation expense	8,218	6,495
Litigation related expense	4,677	406
Stock registration costs	-	-
Non-GAAP total operating expense:	$45,093	$39,626

Non-GAAP total operating expense as % of non-GAAP revenue:	44.3%	44.5%

	Three Months Ended
	March 31,
	2014	2013
Non-GAAP operating income:
Operating income (loss) (GAAP)	$(1,125)	$2,170
Acquisition-related and other deferred revenue	1,324	2
Amortization of intangible assets	5,315	4,113
Stock-based compensation expense	9,225	7,245
Acquisition related expense	881	2,774
Litigation related expense	4,677	406
Non-GAAP operating income	$20,297	$16,710

Non-GAAP operating margin	19.9%	18.8%

Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended March 31, 2014 and 2013
(unaudited, in thousands, except per share data)

		Three Months Ended
		March 31,
		2014	2013
Non-GAAP net income:
	Net income (loss) (GAAP)	$(836)	$1,018
	Acquisition-related and other deferred revenue	1,324	2
	Amortization of intangible assets	5,315	4,113
	Stock-based compensation expense	9,225	7,245
	Acquisition related expense	881	2,774
	Litigation related expense	4,677	406
	Loss on disposal of assets	20	3
	Stock registration costs	-	-
	Subtotal of tax deductible items	21,442	14,543

	Tax impact of tax deductible items(1)	(8,577)	(5,817)
	Tax expense resulting from applying effective tax rate(2)	28	231
	Non-GAAP net income	$12,057	$9,975

	Non-GAAP net income per share - diluted	$0.16	$0.13

	Weighted average shares - diluted	76,722	75,454
	Weighted average effect of dilutive securities	746	-
	Non-GAAP weighted average shares - diluted	77,468	75,454

(1)

Reflects the removal of the tax benefit associated with the amortization of intangible assets, stock-based compensation expense, Acquisition related deferred revenue adjustment and Acquisition related expense.

(2)	Represents adjusting to a normalized effective tax rate of 40%.

		Three Months Ended
		March 31,
		2014	2013
Annualized Non-GAAP on demand revenue per average on demand unit:
	On demand revenue (GAAP)	$97,008	$85,322
	Acquisition-related and other deferred revenue	1,324	2
	Non-GAAP on demand revenue	$98,332	$85,324

	Ending on demand units	9,285	8,545
	Average on demand units	9,154	8,329

	Annualized Non-GAAP on demand revenue per average on demand unit	$42.97	$40.98

	Annual customer value of on demand revenue(1)	$398,976	$350,174

(1)	This metric represents management's estimate for the current annual run-rate value of on demand customer relationships. This metric is calculated by multiplying ending on demand units times annualized Non-GAAP on demand revenue per average on demand unit for the periods presented.

CONTACT:
RealPage, Inc.
Rhett Butler, 972-820-3773
rhett.butler@realpage.com